PRESS RELEASE




D&B Contacts:
Joanne Carson (Media)                          Sandy Parker (Investors/Analysts)
carsonj@dnb.com                                parkerr@dnb.com
973.921.5610                                   973.921.5693

Hoover's Contact:
Frank Milano
fmilano@hoovers.com
512.421.4336




D&B ANNOUNCES AGREEMENT TO ACQUIRE  HOOVER'S

Combination Supports D&B's Blueprint for Growth Strategy

D&B Expects 2002 and 2003 Earnings to be in Line with First Call Estimates

Short Hills, NJ and Austin, TX - December 5, 2002 - D&B (NYSE: DNB) and Hoover's (NASDAQ: HOOV) today announced a definitive agreement whereby D&B will acquire Hoover's. The transaction is valued at $7.00 per share in cash, for a total of approximately $117 million, or $81 million net of Hoover's cash.

Hoover's, based in Austin, Texas, provides industry and market intelligence on public and private companies, primarily to sales, marketing and business development professionals. For the trailing 12 months ended September 30, 2002, Hoover's reported revenue of $32 million and its first full year of profitability, with net income of $1 million.

Hoover's Online(TM), the largest and fastest growing component of Hoover's business, offers a subscription-based, proprietary, editorial database covering more than 18,000 public and private companies worldwide, 300 industries and 170,000 corporate executives. Hoover's subscription revenues represented 81 percent of its total revenues in the quarter ended September 30, 2002, and grew 22 percent over the comparable prior-year period.

"Hoover's is a natural fit for D&B because its strengths align with four of our areas of strategic focus," said Allan Z. Loren, chairman and chief executive officer of D&B. "Its core subscription business has a track record of growth and the potential for much more. This is consistent with our aspiration to become a growth company. In addition, Hoover's products complement our Sales & Marketing Solutions, an area where we are investing for growth. Further, Hoover's has made solid inroads with small business customers, a segment that we have just begun to tap. And finally, with the majority of its revenue delivered online, Hoover's business model is consistent with our aspiration to have an important presence on the Web."

D&B plans to accelerate growth of Hoover's Online(TM) subscription business and improve Hoover's profitability. It expects to do this primarily by expanding the distribution of Hoover's products by generating sales leads through the millions of customer contacts made each year by D&B's telesales channels. As a result, D&B expects Hoover's revenue to almost double by 2005.

"Over the course of the past year, Hoover's has demonstrated dramatic improvements in its financial results," said Jeffrey R. Tarr, Hoover's chairman and chief executive officer. "For the past 12 years, Hoover's has built a reputation for high-quality information and high-value products which has led to an extremely loyal subscriber base and millions of unique website visitors per quarter. I am excited about the additional growth opportunities created by joining with D&B," Tarr said.

Following the transaction, Mr. Tarr will continue to lead the Hoover's business, which will become part of D&B's E-Business Solutions group.

D&B expects its fully diluted earnings per share for 2002 and for 2003 (after the effect of this transaction) to be in line with the current range of First Call estimates. D&B expects that its flexible business model will enable it to deliver double-digit earnings growth in 2003 despite the $0.08 per share dilutive impact of this acquisition next year. The dilution is primarily due to the purchase accounting write-down of Hoover's deferred subscription revenue, and one-time merger-related costs. The purchase accounting write-down will have no impact on cash flows.

D&B expects the transaction to be accretive beginning in 2004. Further guidance about D&B's outlook will be provided in early 2003.

The acquisition is expected to close in the first quarter of 2003, subject to regulatory approvals, customary closing conditions, and the approval of a majority of Hoover's outstanding shares. The boards of directors of both companies have unanimously approved the definitive agreement, and Hoover's directors, executive officers and certain other shareholders, collectively representing approximately 36 percent of outstanding shares, have agreed to vote in favor of the transaction.

D&B will fund the acquisition primarily with cash on hand.

"We feel good about our progress in executing the Blueprint for Growth," Loren said. "Our current business is achieving our goals despite a difficult global environment. And our flexible business model continues to make it possible for us to invest for growth. We are doing what we said we would do -- using our cash to invest in our current business and fund value-creating acquisitions," Loren continued. "We are confident we will deliver on our Blueprint aspiration to become a growth company with an important presence on the Web."

Teleconference/Webcast Information
A teleconference is scheduled for D&B investors on Thursday, December 5, 2002, at 5:30 pm (Eastern Time). Allan Z. Loren, chairman and chief executive officer of D&B, will host the call. Management's remarks will be followed by a question-and-answer period. A live Webcast of the call can be accessed on D&B's Investor Relations Web site at http://investor.dnb.com. An archive of the Webcast will be available approximately one hour after the call until Midnight (Eastern Time), December 12, 2002.

About D&B
D&B (NYSE: DNB) provides the information, tools and expertise to help customers Decide with Confidence. D&B enables customers quick access to objective, global information whenever and wherever they need it. Customers use D&B Risk Management Solutions to manage credit exposure, D&B Sales & Marketing Solutions to find profitable customers and D&B Supply Management Solutions to manage suppliers efficiently. D&B's E-Business Solutions are also used to provide Web-based access to trusted business information for current customers as well as new small business and other non-traditional customers. Over 90 percent of the Business Week Global 1000 rely on D&B as a trusted partner to make confident business decisions. For more information, please visit www.dnb.com

About Hoover's, Inc. - The Business Information Authority(tm)
Hoover's (NASDAQ: HOOV) is a leading provider of business information. Hoover's publishes authoritative information on public and private companies worldwide, and provides industry and market intelligence that helps sales, marketing and business development professionals and senior-level executives get the global intelligence they need to grow their businesses. This information, along with advanced searching tools, is available through Hoover's Online(TM) (www.hoovers.com), the company's premier online service. Hoover's business information is also available through corporate intranets and distribution agreements with licensees, as well as via print and CD-ROM products from Hoover's Business Press.

D&B's Forward-Looking Statements
Certain statements in this press release are forward-looking statements. Statements that are not historical facts are forward-looking statements. In addition, words such as "expects," "intends," "anticipates," "believes," "plans," "guidance" and similar expressions are intended to identify forward-looking statements. All such forward-looking statements are based on D&B's reasonable expectations at the time that they are made. However, forward-looking statements are not guarantees of future performance as they involve risks, uncertainties and assumptions that may prove to be incorrect and that may cause D&B's actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks, uncertainties and assumptions that may affect D&B's performance, which are discussed more fully in the Company's Form 10-K for the year ended December 31, 2001, include: the possibility that economic or other conditions might lead to a reduction in the demand for D&B products and services worldwide and/or the lengthening of sales cycles; the possibility that the current economic slowdown may worsen and/or persist for an unpredictable period of time; D&B's ability to successfully implement its Blueprint for Growth, including the ability to achieve its financial flexibility objectives on terms and conditions contemplated by D&B; changes in the business information and risk management industries and markets, including changes in customer preferences for products and product delivery formats resulting from advances in information technology; competitive pressures causing price reductions and/or loss of market share; risks associated with investments and operations in foreign countries, including foreign economic conditions, exchange rate fluctuations, regulatory environment, and cultural factors; D&B's ability to successfully integrate recent and future acquisitions, alliances and investments; D&B's ability to protect its proprietary information and technology or to obtain necessary licenses and services on commercially reasonable terms; the potential loss of key business assets, including data center capacity, or interruption of telecommunication links or power sources; changes in the legislative, accounting, regulatory and commercial environments affecting D&B's ability to collect, manage, aggregate, use and distribute data; and D&B's ability to attract and retain key employees.

In addition, risks, uncertainties and assumptions that may cause actual results to differ materially with respect to any forward looking statements concerning the acquisition of Hoover's include: the possibility that the closing conditions contained in the merger agreement will not be satisfied, the risk that revenue growth opportunities expected to result from the merger will not be attained, the loss of key employees, data suppliers, customers and distributors, and the inability to continue to generate unique visitors to Hoover's website and to convert such visitors into sales leads and paid subscriptions at forecasted rates.

D&B undertakes no obligation to update any forward-looking statements to reflect future events or circumstances.

Hoover's Forward-Looking Statements
The statements contained in this release relating to the accelerated growth of Hoover's subscription business, improvements in Hoover's profitability, Hoover's growth opportunities, Hoover's access to D&B's sales channels to expand its marketplace reach, the closing of the acquisition and the acquisition's anticipated closing date are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to: the satisfaction of all of the conditions to the closing of the acquisition, including, but not limited to, receiving required regulatory approvals and the approval of a majority of Hoover's outstanding shares, the success of the integration of Hoover's and D&B's operations after the closing of the acquisition, the development and success of new features and tools on Hoover's Online, both the short- and long-term industry outlook for the growth of online business services, Hoover's continued generation of unique visitors, Hoover's continued generation of sales leads from unique visitors, Hoover's continued conversion of such sales leads into paid subscriptions, Hoover's retention of existing subscribers and advertisers, Hoover's ability to attract new subscribers and advertisers, its ability to achieve and sustain positive cash flow or net profits on a continued basis, competition, economic conditions specific to the Internet, and general economic and market conditions.

For a detailed discussion of these and other risk factors, please refer to Hoover's filings on Form 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and any other relevant documents for free at the Securities and Exchange Commission's Web site at www.sec.gov or from commercial document retrieval services.

Stockholders of Hoover's are cautioned not to place undue reliance on its forward-looking statements, which speak only as of the date such statements are made. Hoover's does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this December 5, 2002 Press Release, or to reflect the occurrence of unanticipated events.

In connection with the above-described acquisition, Hoover's intends to file a proxy statement and other materials with the Securities and Exchange Commission. Security holders are urged to read the proxy statement and these other materials when they become available because they will contain important information. Security holders may obtain a free copy of the proxy statement and these other materials when they become available, as well as other materials filed with the Securities and Exchange Commission concerning Hoover's, at the Securities and Exchange Commission Web site at www.sec.gov and from Hoover's. Hoover's and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Hoover's stockholders with respect to the acquisition. Information regarding such directors and executive officers is included in the proxy statement for Hoover's 2002 annual meeting of stockholders filed with the Securities and Exchange Commission on July 26, 2002. Additional information regarding these directors and executive officers and their interests will be included in the proxy statement for the acquisition.